SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                February 4, 2002
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                         0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or other                  (Commission                (IRS Employer
 jurisdiction of                  File Number)               Identification
 incorporation)                                              Number)



1999 Broadway, Suite 4300, Denver, CO                               80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

     On February 4, 2002 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding Registrant's fourth quarter results for year 2001.

Item 7:    Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits

           Item No.    Exhibit List
           --------   ----------------------------------------------------------

            99.1       Press Release dated February 4, 2002 issued by Registrant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         TITANIUM METALS CORPORATION
                                         (Registrant)




                                     By: /s/ Joan H. Prusse
                                         ---------------------------------------
                                         Joan H. Prusse
                                         Vice President, Deputy General Counsel
                                           and Secretary


Date: February 6, 2002

                                                                    EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                             CONTACT:

Titanium Metals Corporation                        Mark A. Wallace
1999 Broadway, Suite 4300                          Executive Vice President
Denver, Colorado 80202                               and Chief Financial Officer
                                                   (303) 296-5615


                   TIMET ANNOUNCES FOURTH QUARTER 2001 RESULTS

     DENVER, COLORADO . . . February 4, 2002 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported a loss excluding special items for the fourth quarter of 2001 of $2.9 million, or $.09 per share, compared to a loss excluding special items in the fourth quarter of 2000 of $7.7 million, or $.24 per share. Including special items, the Company reported a net loss of $72.0 million, or $2.28 per share, for the fourth quarter 2001 compared to a net loss of $.20 per share for the fourth quarter 2000. For the year ended December 31, 2001, the Company reported a loss excluding special items of $3.9 million or $.12 per share. Including special items, the Company reported a net loss of $1.33 per share for the full year 2001 compared to a net loss of $1.24 per share in 2000.

     Sales of $116.5 million in the fourth quarter of 2001 were 9% higher than the year-ago period. The increase resulted principally from a 6% increase in mill product selling prices (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) and changes in product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices also increased approximately 6% from the year-ago period. Melted product (ingot and slab) sales volume decreased 3% from year ago levels while selling prices increased 13%.

     As compared to the third quarter of 2001, mill product sales volume in the fourth quarter of 2001 decreased 3%, while selling prices expressed in U.S. dollars increased 1%. In billing currencies, mill product selling prices approximated third quarter levels. Melted product sales volume decreased 26% in the fourth quarter of 2001 as compared to the third quarter of 2001 while selling prices increased 2%.

     The Company's backlog at the end of December 2001 was approximately $225 million compared to $315 million at the end of September 2001. The decline in the backlog principally reflects customers' reaction to the September 11 terrorist attacks, as many of the Company's customers cancelled or deferred delivery of previously scheduled orders and the rate of new orders slowed significantly. Backlog at the end of December 2000 was $245 million.

     During the fourth quarter of 2001, the Company recorded special charges aggregating $69.1 million. The Company recognized a $61.5 million pre-tax charge to general corporate items for an other than temporary decline in the fair value of the Company's investment in preferred securities of Special Metals Corporation. The Company also recorded a $12.3 million charge to provide for a deferred tax asset valuation allowance related to its U.S. tax assets. The deferred tax charge includes $8.6 million as a component of income tax expense and $3.7 million as a component of minority interest - Convertible Preferred Securities. Offsetting these two special charges was a reduction in the estimate of the amount of certain expenses previously recorded during 2001 ($4.2 million to selling, general, administrative and development for incentive compensation and $.5 million to cost of sales for the estimated cost of the tungsten matter). The special charges are principally a result of (i) the significant downturn in the commercial aerospace industry that occurred in the fourth quarter following September 11, as well as the economic slowdown in the U.S. and other regions of the world, and (ii) the Company's assessment of the potential effect of strategic and financial options Special Metals Corporation is currently considering, including efforts to restructure and/or modify the terms of certain debt agreements.

     In addition to those mentioned above, the Company's results for the year ended December 31, 2001, include the following pre-tax special items related to prior 2001 quarters: (i) income of $62.7 million related to the Boeing settlement, (ii) a $10.8 million impairment charge of certain manufacturing assets, and (iii) a $3.8 million charge related to the previously reported tungsten matter.

     J. Landis Martin, Chairman and Chief Executive Officer of TIMET, said "TIMET faces a difficult business climate in 2002 as demand for titanium from the commercial aerospace sector has weakened significantly. We now expect sales volumes in 2002 to decline 15% to 20% compared to 2001, driven by reduced commercial aircraft production rates and the effect of excess inventory in the supply chain. Market selling prices for titanium products are softening as well. However, our long-term agreements with major aerospace customers generally provide for fixed or formula pricing that provides for price stability on that portion of our business. We expect 2002 sales to range from $375 million to $410 million. Unfortunately, at this level of business, we expect to report a net loss, before special items, in 2002 between $35 million and $40 million."

     Mr. Martin continued, "Although the near-term outlook for our business has changed, we intend to continue to invest in both our core aerospace business as well as the automotive, energy, military armor, and other emerging markets that hold meaningful growth potential. TIMET continues to have a strong balance sheet with over $150 million of credit availability at year end."

     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers under their long-term purchase agreements with the Company, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible increases in the cost of doing business resulting from war or terrorist activities, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements. The Company's 2001 results are subject to completion of an audit and the filing of its Annual Report on Form 10-K.

     As previously announced, TIMET will host a conference call to discuss its fourth quarter results on February 4, 2002 at 11:30 a.m. EST. On the conference call will be J. Landis Martin, Chairman and Chief Executive Officer, and Mark A. Wallace, Chief Financial Officer. Participants can access the call by dialing
(800) 230-1766 (domestic) or (612) 332-0418 (international). Information on replays of this call can be found under "What's New" on TIMET's website.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

                                    o o o o o


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


                           TITANIUM METALS CORPORATION
                       SUMMARY OF CONSOLIDATED OPERATIONS
                      (In millions, except per share data)

                                                                                Quarter Ended                    Year Ended
                                                                                 December 31,                   December 31,
                                                                          ---------------------------    ---------------------------
                                                                             2001           2000            2001            2000
                                                                             ----           ----            ----            ----
(Unaudited)

Net sales                                                                 $    116.5     $    106.5      $    486.9      $    426.8
Cost of sales                                                                  101.2          104.3           447.0           423.0
                                                                          ------------   ------------    ------------    -----------

   Gross margin                                                                 15.3            2.2            39.9             3.8
Selling, general, administrative and development expense                         8.3           10.2            51.8            44.0
Other expense (income)                                                           (.7)          (1.8)          (76.2)           (1.3)
Restructuring charge (credit)                                                    -              -               (.2)            2.8
                                                                          ------------   ------------    ------------    -----------

   Operating income (loss)                                                       7.7           (6.2)           64.5           (41.7)
General corporate (expense) income                                             (61.3)           1.4           (55.9)            6.2
Interest expense                                                                  .7            1.7             4.1             7.7
                                                                          ------------   ------------    ------------    -----------

   Pretax (loss) income                                                        (54.3)          (6.5)            4.5           (43.2)
Income tax expense (benefit)                                                    10.4           (2.2)           31.1           (15.1)
Minority interest - Convertible Preferred Securities,
    net of tax in 2000                                                           7.0            2.1            13.9             8.7
Other minority interest, net of tax                                               .3            -               1.3             1.2
                                                                          ------------   ------------    ------------    -----------

Income (loss) before extraordinary item                                        (72.0)          (6.4)          (41.8)          (38.0)
Extraordinary item - early extinguishment of debt, net of tax                    -              -               -                .9
                                                                          ------------   ------------    ------------    -----------

    Net income (loss)                                                     $    (72.0)    $     (6.4)     $    (41.8)     $    (38.9)
                                                                          ============   ============    ============    ===========

Earnings (loss) per share:
   Basic:
    Before extraordinary item                                             $    (2.28)    $     (.20)     $    (1.33)     $    (1.21)
    Extraordinary item                                                          -              -               -                .03
                                                                          ------------   ------------    ------------    -----------

                                                                          $    (2.28)    $     (.20)     $    (1.33)     $    (1.24)
                                                                          ============   ============    ============    ===========
   Diluted:
    Before extraordinary item                                             $    (2.28)    $     (.20)     $    (1.33)     $    (1.21)
    Extraordinary item                                                          -              -               -               (.03)
                                                                          ------------   ------------    ------------    -----------

                                                                          $    (2.28)    $     (.20)     $    (1.33)     $    (1.24)
                                                                          ============   ============    ============    ===========

Weighted average shares outstanding:
   Basic                                                                        31.5           31.4            31.5            31.4
   Diluted                                                                      31.5           31.4            31.5            31.4

Mill product shipments:
   Volume (metric tons)                                                        2,935          2,940          12,180          11,370
   Average price ($ per kilogram)                                         $    30.15     $    27.40      $    29.80      $    28.70

Melted product shipments:
   Volume (metric tons)                                                        1,000          1,030           4,415           3,470
   Average price ($ per kilogram)                                         $    15.05     $    13.15      $    14.50      $    13.65
